Clary Resigns as President & COO of UnionBank

OTTAWA, IL -- 12/09/2005 -- Scott A. Yeoman, President & CEO of UnionBancorp, Inc. (NASDAQ: UBCD), announced today that Rick R. Clary has resigned his position as President and Chief Operating Officer of UnionBank, a wholly owned subsidiary of the Company. Clary also resigned from his role as Vice President and Chief Operating Officer of UnionBancorp, Inc. and all other directorships with the Company.

"In the brief period of time Rick and I have worked together, I have come to respect him a great deal, both as a person and as a professional. His leadership and strong character have guided the organization through challenging times, and he has successfully executed many initiatives which have positively impacted performance," remarked Yeoman on the news. "I am confident that Rick has a bright future ahead of him and, on behalf of our entire management team, I sincerely wish him well as he pursues the next chapter of his career."

Clary joined the Bank of Ladd in 1992 and became employed with UnionBancorp as a result of the acquisition of Prairie Bancorp, Inc. He went on to serve as the President and Chief Executive Officer of the Company's former subsidiary UnionBank/Central and later served as a Regional Bank President. In 2003, Clary was named Chief Operating Officer of the holding company and was subsequently named UnionBank's President after the Company merged its subsidiary banks.

In addition to his corporate responsibilities, Yeoman serves as Chairman of the Board of UnionBank. Following Clary's resignation, he will also now assume the role of President of UnionBank.

About the Company

UnionBancorp, Inc. is a regional financial services company based in Ottawa, Illinois, and devotes special attention to personal service and offers Bank, Trust, Insurance and Investment services at each of its locations. The Company's market area extends from the far Western suburbs of the Chicago metropolitan area across Central and Northern Illinois.

UnionBancorp common stock is listed on The Nasdaq Stock Market under the symbol "UBCD." Further information about UnionBancorp, Inc. can be found at the Company's website at http://www.ubcd.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:
Scott A. Yeoman
President & CEO
UnionBancorp, Inc.
(815) 431-2710
(815) 431-0685
Scott.Yeoman@ubcd.com